Exhibit 99.1

Source: Repligen Corporation

December 7, 2020 07:22 ET

Repligen Corporation Announces Proposed Public Offering of Shares of Common Stock

WALTHAM, Mass., December 7, 2020 (GLOBE NEWSWIRE) – Repligen Corporation (NASDAQ: RGEN) today announced that it has commenced an underwritten public offering of 1.5 million shares of its common stock. In addition, Repligen Corporation expects to grant the underwriters a 30-day option to purchase up to an additional 225,000 shares of its common stock in connection with the proposed public offering. All shares of common stock will be offered by Repligen Corporation. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Repligen Corporation intends to use the net proceeds from this offering for working capital and other general corporate purposes. Net proceeds from this offering may also be used to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies. Repligen has not entered into any agreements or commitments with respect to any acquisitions or investments at this time.

J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated are acting as joint book-running managers for the offering. Craig-Hallum Capital Group, Stephens Inc., SVB Leerink LLC and William Blair are acting as co-managers for the offering.

These securities will be issued and sold pursuant to an automatically effective shelf registration statement (including a base prospectus) that was previously filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to this offering will be filed with the SEC (together with such base prospectus, the “Prospectus”). Before investing in the common stock, investors should read the Prospectus, including the documents incorporated by reference therein, and any free writing prospectus related to this offering. These documents may be freely obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained, when available, from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com and from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.

The offering will be made only by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. Our primary customers are biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located in the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, Germany, Ireland, the Netherlands and Sweden.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding the size of the proposed offering, completion of the proposed offering and the anticipated use of proceeds of the proposed offering, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Repligen’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Global Head of Investor Relations

snewman@repligen.com